                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 K2 DESIGN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3886065
                      (I.R.S. Employer Identification No.)

                           30 Broad Street, 16th Floor
                            New York, New York 10004
               (Address of Principal Executive Offices) (Zip Code)

                    K2 Design, Inc. 1997 Stock Incentive Plan
                            (Full Title of the Plan)

                               Sarah Hewitt, Esq.
                  Brown Raysman Millstein Felder & Steiner LLP
                              120 West 45th Street
                            New York, New York 10036
                     (Name and Address of Agent For Service)
                                  212-944-1515
          (Telephone Number, Including Area Code, of Agent For Service)


                                         CALCULATION OF REGISTRATION FEE
====================== ===================== ==================== ==================== =====================
                                                  Proposed             Proposed
      Title Of                                     Maximum              Maximum             Amount Of
     Securities                Amount             Offering             Aggregate           Registration
        To Be                   To Be             Price Per            Offering                Fee
     Registered              Registered           Share (1)            Price (1)
---------------------- --------------------- -------------------- -------------------- ---------------------
Common Stock, par          800,000 shares           $6.021             $4,816,800           $1,271.64
value $.01  per share
====================== ===================== ==================== ==================== =====================


(1) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rule 457(h), based on the average of the high and low sale price as reported on the Nasdaq Stock Market on June 27, 2000.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement and made a part hereof:

(a) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, as filed on May 22, 1996 and amended on June 28, 1996 and July 17, 1996;

(b) The description of indemnification of the Registrant's officers and directors contained in the Registrant's Registration Statement on Form SB-2, as filed on May 22, 1996 and amended on June 28, 1996 and July 17, 1996;

(c) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

(d)      The Registrant's Proxy Statement on Schedule 14A, as filed on April 28,
         2000;

(e)      The Registrant's Report on Form 8-K, as filed on April 28, 2000;

(f) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2000; and

(g) All other documents filed by the Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents.


Item 4.    Description of Securities.

         As set forth above in Item 3, the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, as filed on May 22, 1996 and amended on June 28, 1996 and July 17, 1996, is hereby incorporated by reference in this Registration Statement and made a part hereof.

Item 5.    Interest of Named Experts and Counsel.

         Not Applicable.


Item 6.     Indemnification of Directors and Officers.

         As set forth above in Item 3, the description of indemnification of the Registrant's officers and directors contained in the Registrant's Registration Statement on Form SB-2 and filed on May 22, 1996, as amended on June 28, 1996 and July 17, 1996 is hereby incorporated by reference in this Registration Statement and made a part hereof.

Item 7.    Exemption from Registration Claimed.

         Not Applicable.


Item 8.    Exhibits.

         Exhibits:


Number   Title

4.1.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form SB-2, as filed on May 22, 1996 (Registration No. 333-04319)).

4.1.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) filed with the Registrant's Registration Statement on Form SB-2A, as filed on July 17, 1996 (Registration No. 333-04319)).

4.2.1 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form SB-2, as filed on May 22, 1996 (Registration No. 333-04319)).

4.2.2 Amended By-laws of the Registrant (incorporated by reference to Exhibit 3.2(b) filed with the Registrant's Registration Statement on Form SB-2A, as filed on July 17, 1996 (Registration No. 333-04319)).

4.3.1    K2 Design, Inc. 1997 Stock Incentive Plan (incorporated by reference to
         Exhibit 10.2 filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (Commission File No. 1-11873)).

4.3.2    Amendment No. 3 to the K2 Design., Inc. 1997 Stock Incentive Plan

5.1      Opinion of Brown Raysman Millstein Felder & Steiner LLP.

23.1     Consent of Brown Raysman Millstein Felder & Steiner LLP (included in
         Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP.

24.1     Power of Attorney (included on signature page).



Item 9.    Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on June 29, 2000.

                                               K2 DESIGN, INC.


                                               By: /s/ MATTHEW G. DE GANON
                                                  --------------------------
                                                  Matthew G. de Ganon
                                                  Executive Chairman

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew G. de Gannon as his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                              Date
         ---------                                -----                              ----
/s/  MATTHEW G. DE GANON
---------------------------------   Executive Chairman of the Board             June 29, 2000
         Matthew G. de Ganon


/s/  LYNN FANTOM
---------------------------------   Chief Executive Officer, President          June 29, 2000
         Lynn Fantom                and Director


/s/  SETH BRESSMAN
---------------------------------   Chief Financial Officer (Principal          June 29, 2000
         Seth Bressman              Financial and Accounting Officer)


/s/  GARY W. BROWN
---------------------------------   Executive Vice President,                   June 29, 2000
         Gary W. Brown              Chief Operating Officer and Director


/s/  DOUGLAS E. CLEEK
---------------------------------   Executive Vice President and Director       June 29, 2000
         Douglas E. Cleek




/s/  P. SCOTT MUNRO
---------------------------------   Director                                    June 29, 2000
         P. Scott Munro


/s/  STEVEN N. GOLDSTEIN
---------------------------------   Director                                    June 29, 2000
         Steven N. Goldstein


/s/  DAVID R. SKLAVER
---------------------------------   Director                                    June 29, 2000
         David R. Sklaver


                                  EXHIBIT INDEX



Number   Title

4.1.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form SB-2, as filed on May 22, 1996 (Registration No. 333-04319)).

4.1.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) filed with the Registrant's Registration Statement on Form SB-2A, as filed on July 17, 1996 (Registration No. 333-04319)).

4.2.1 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form SB-2, as filed on May 22, 1996 (Registration No. 333-04319)).

4.2.2 Amended By-laws of the Registrant (incorporated by reference to Exhibit 3.2(b) filed with the Registrant's Registration Statement on Form SB-2A, as filed on July 17, 1996 (Registration No. 333-04319)).

4.3.1    K2 Design, Inc. 1997 Stock Incentive Plan (incorporated by reference to
         Exhibit 10.2 filed with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (Commission File No. 1-11873)).

4.3.2    Amendment No. 3 to the K2 Design, Inc. 1997 Stock Incentive Plan

5.1      Opinion of Brown Raysman Millstein Felder & Steiner LLP.

23.1     Consent of Brown Raysman Millstein Felder & Steiner LLP (included in
         Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP.

24.1     Power of Attorney (included on signature page).